Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2013

Revenue from continuing operations for the third quarter of 2013 was $39.2 million, an increase of 8% compared to the third quarter of 2012; Operating income from continuing operations for the third quarter of 2013 was $5.0 million, a decrease of 20% compared to the third quarter of 2012. Financial results for the period ended September 30, 2013 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, October 24, 2013—VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the third quarter and nine months ended September 30, 2013.

Revenue from continuing operations for the third quarter of 2013 increased 8% to $39.2 million from $36.3 million in the third quarter of 2012, and for the first nine months of 2013, decreased 3% to $111.8 million from $115.2 million for the first nine months of 2012.

Net income from continuing operations for the third quarter of 2013 was $3.4 million, or $0.08 per diluted share, a decrease of $1.3 million, or 28%, from $4.7 million, or $0.12 per diluted share, for the third quarter of 2012. Net income from continuing operations for the first nine months of 2013 was $7.6 million, or $0.19 per diluted share, a decrease of $6.4 million, or 46%, from $14.1 million, or $0.36 per diluted share, for the comparable period in 2012.

Net income, which includes the impact of our discontinued operations, for the third quarter of 2013 was $3.3 million, or $0.08 per diluted share, a decrease of $1.2 million, or 26%, from $4.5 million, or $0.12 per diluted share, for the third quarter of 2012. Net income for the first nine months of 2013 was $7.9 million, or $0.20 per diluted share, a decrease of $5.7 million, or 42%, from $13.6 million, or $0.35 per diluted share, for the comparable period in 2012.

Other Financial Highlights:

•	Gross profit from continuing operations was $25.1 million and $72.0 million for the third quarter and first nine months of 2013, respectively, and was 64% of revenue for both the third quarter and first nine months of 2013. Gross profit was $23.9 million and $75.2 million for the third quarter and the first nine months of 2012, respectively, and was 66% of revenue for the third quarter and 65% of revenue for the first nine months of 2012.

•	Operating expenses from continuing operations for the third quarter and first nine months of 2013 were $20.0 million and $62.4 million, respectively, an increase of 14% from $17.6 million reported for the third quarter of 2012 and an increase of 8% from $57.7 million reported for the first nine months of 2012.

•	Operating income from continuing operations for the third quarter and first nine months of 2013 was $5.0 million and $9.7 million, respectively, a decrease of $1.2 million, or 20%, from $6.3 million reported for the third quarter of 2012 and a decrease of $7.8 million, or 45%, from $17.5 million reported for the first nine months of 2012. Operating income from continuing operations, as a percentage of revenue, for the third quarter and first nine months of 2013 was 13% and 9%, respectively, compared to 17% and 15% for the comparable periods in 2012.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $6.3 million and $13.3 million for the third quarter and first nine months of 2013, respectively, a decrease of 10% from $7.0 million reported for the third quarter of 2012 and a decrease of 35% from $20.6 million reported for the first nine months of 2012.

•	Net cash balances at September 30, 2013 totaled $92.1 million compared to $85.6 million and $106.5 million at June 30, 2013 and December 31, 2012, respectively.

Operational and Other Highlights:

•	Sumitomo Mitsui Banking Corporation implements DIGIPASS 275 to secure its retail banking services.

•	Societe Generale in India chooses DIGIPASS 270 to secure its corporate banking customers.

•	Telenet implements IDENTIKEY Authentication Server and VASCO’s DIGIPASS for Mobile to secure its SSL VPN solution.

•	Infotouch Technologies, a leading Systems Integrator and e-Solutions company, partners with VASCO to bring the authentication services to the United Arab Emirates market.

“Clearly, we are disappointed with our year-to-date results and the outlook for the full year as reported last week,” stated T. Kendall Hunt, Chairman & CEO. “We do, however, have a strong base of business to build upon in both the Banking and in the Enterprise and Application Security markets. As we go forward, we will be assessing every operation, with a focus on our investments in the Enterprise and Application Security market and our cloud-based services products. Our goal will be to make our company more efficient in 2014 and beyond.”

“We began our detailed review of our investments earlier this year,” stated Jan Valcke, VASCO’s President and COO. “As a result of that review, we decided to close our R&D facility in Brisbane Australia, which was announced earlier this week, and to transfer the responsibility for the development of those products to our engineers in Vienna. While the review will be ongoing, we will not lose focus on continuing to invest in our growth areas. We are pleased with our recent acquisition of Cronto and the integration of their technology into ours is going well. Both existing customers and potential new customers are showing a high level of interest in the Cronto technology.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 24, 2013, at 10:00 a.m. EDT—15:00h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the third quarter and nine months ended September 30, 2013.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 1 800 728 2056

International: +1 212 231 2900

And mention VASCO to be connected to the conference call.

The conference call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the conference call in order to download and install any necessary software. The recorded version of the conference call will be available on the VASCO website 24 hours a day for approximately 60 days after the call.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenue	$39,156	$36,292	$111,782	$115,192
Cost of goods sold	14,102	12,437	39,757	40,008

Gross profit	25,054	23,855	72,025	75,184
Operating costs:
Sales and marketing	9,375	8,889	29,476	28,152
Research and development	5,065	4,488	15,257	13,986
General and administrative	4,469	3,726	15,414	14,131
Amortization of purchased intangible assets	1,114	476	2,207	1,427

Total operating costs	20,023	17,579	62,354	57,696

Operating income	5,031	6,276	9,671	17,488
Interest income, net	48	62	130	207
Other income (expense), net	(304)	(183)	109	349

Income from continuing operations before income taxes	4,775	6,155	9,910	18,044
Provision for income taxes	1,406	1,473	2,279	3,970

Net income—continuing operations	$3,369	$4,682	$7,631	$14,074
Income (loss) from discontinued operations	(47)	(173)	286	(493)

Net income	$3,322	$4,509	$7,917	$13,581

Basic income (loss) per share:
Continuing operations	$0.09	$0.12	$0.19	$0.37
Discontinued operations	(0.00)	—	0.01	(0.01)

Total net income per share	$0.09	$0.12	$0.20	$0.36

Diluted income (loss) per share:
Continuing operations	$0.08	$0.12	$0.19	$0.36
Discontinued operations	(0.00)	—	0.01	(0.01)

Total net income per share	$0.08	$0.12	$0.20	$0.35

Weighted average common shares outstanding:
Basic	38,910	38,136	38,836	37,997

Diluted	39,226	38,833	39,172	38,676

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$92,121	$106,469
Accounts receivable, net of allowance for doubtful accounts	27,590	27,574
Inventories	26,312	18,675
Prepaid expenses	2,883	1,896
Foreign sales tax receivable	696	415
Deferred income taxes	1,161	1,714
Other current assets	1,140	41
Assets of discontinued operations	2,244	2,651

Total current assets	154,147	159,435
Property and equipment, net	3,309	4,052
Goodwill, net of accumulated amortization	23,082	13,176
Intangible assets, net of accumulated amortization	17,777	6,507
Other assets, net of accumulated amortization	2,681	3,336

Total assets	$200,996	$186,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,077	$7,765
Deferred revenue	12,533	8,146
Accrued wages and payroll taxes	7,647	6,212
Income taxes payable	3,902	378
Other accrued expenses	3,841	6,112
Liabilities of discontinued operations	30	1,335

Total current liabilities	34,030	29,948
Deferred income taxes	161	141
Other long-term liabilities	171	97

Total liabilities	34,362	30,186

Stockholders’ equity
Common stock	39	39
Additional paid-in capital	76,133	74,965
Accumulated income	89,171	81,256
Accumulated other comprehensive income (loss)	1,291	60

Total stockholders’ equity	166,634	156,320

Total liabilities and stockholders’ equity	$200,996	$186,506

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and

Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA—continuing operations	$6,263	$6,981	$13,267	$20,573
Interest income, net	48	62	130	207
Provision for income taxes	(1,406)	(1,473)	(2,279)	(3,970)
Depreciation and amortization	(1,536)	(888)	(3,487)	(2,736)

Net income—continuing operations	$3,369	$4,682	$7,631	$14,074

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adusted Net Income from Continuing Operations to

Net Income from Continuing Operations

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Net Income—continuing operations	$4,743	$5,463	$10,966	$17,414
Long-term Incentive Compensation Expense	(604)	(500)	(1,962)	(2,748)
Amortization of Purchased Intangible Assets	(1,114)	(476)	(2,207)	(1,427)
Tax impact of Adjustments*	344	195	834	835

Net income—continuing operations	$3,369	$4,682	$7,631	$14,074

Reconciliation of Adjusted Diluted EPS from Continuing Operations to

Diluted EPS from Continuing Operations

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Diluted EPS—continuing operations	$0.12	$0.14	$0.28	$0.45
Long-term Incentive Compensation Expense	(0.02)	(0.01)	(0.05)	(0.07)
Amortization of Purchased Intangible Assets	(0.03)	(0.01)	(0.06)	(0.04)
Tax impact of Adjustments*	0.01	0.00	0.02	0.02

Diluted EPS—continuing operations	$0.08	$0.12	$0.19	$0.36

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “projected” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include, among others, our ability to integrate and effectively sell Cronto’s technology, our ability to recover amounts held in escrow related to our acquisition of DigiNotar and unanticipated costs associated with DigiNotar’s bankruptcy or potential claims that may arise in connection with the hacking incidents at DigiNotar. Additional risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2012 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.comal